UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 10, 2013
Date of Report (Date of earliest event reported)

DUMA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	30-0420930 (IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement.

On October 10, 2013, the Board of Directors (the "Board") of Duma Energy Corp. (the "Company") authorized management on behalf of the Company to enter into individual indemnification agreements (the "Indemnification Agreement(s)") with the directors and officers of the Company.

The Indemnification Agreements are based on a determination by the Board that it is in the best interests of the Company and its stockholders that the Company facilitate its ability to attract and retain highly competent individuals to serve as directors and officers by contractually obligating itself to indemnify, and to advance expenses on behalf of, directors and officers to the fullest extent permitted by applicable law so that directors and executive officers will serve or continue to serve the Company free from undue concern that they will not be indemnified. The Company anticipates that it would enter into substantially similar Indemnification Agreements with any new directors or officers.

The material terms of the Indemnification Agreements provide for mandatory indemnification of the director or officer (the "Indemnitee") to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any proceeding in which the Indemnitee is involved because the Indemnitee is or was a director of officer of the Company, by reason of any action taken by him or her while acting pursuant as a director or officer of the Company or any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise for which he or she is or was serving at the request of the Company, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

Subject to certain limitations, the Indemnification Agreements provide for the advancement of expenses incurred by the Indemnitee in connection with any proceeding not initiated by the Indemnitee, and the repayment to the Company of the amounts advanced (without interest) to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled under applicable law, the Company's articles or bylaws or other agreements.

The foregoing description of the material terms of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement attached to this Form 8-K as Exhibit 10.1 which is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10, 2013, the Board of the Company ratified employment agreements between the Company and each of Jeremy Glenn Driver (the Company's President and Chief Executive Officer) and Sarah Berel-Harrop (the Company's Secretary and Chief Financial Officer), each such agreement with an effective date of October 1, 2013.

Pursuant to the employment agreement with Mr. Driver, Mr. Driver shall serve as the Company's President and Chief Executive Officer and shall be paid a base salary of $175,000 per year. The agreement has a one year term that shall be automatically extended for consecutive one year terms unless written notice not to extend is provided by either the Company or Mr. Driver pursuant to the terms of the agreement.

Pursuant to the employment agreement with Ms. Berel-Harrop, Ms. Berel-Harrop shall serve as the Company's Secretary and Chief Financial Officer and shall be paid a base salary of $150,000 per year. The agreement has a one year term that shall be automatically extended for consecutive one year terms unless written notice not to extend is provided by either the Company or Ms. Berel-Harrop pursuant to the terms of the agreement.

Item 9.01     Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
10.1	Form of Indemnification Agreement.
10.2	Employment Agreement with Jeremy Glenn Driver.
10.3	Employment Agreement with Sarah Berel-Harrop.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUMA ENERGY CORP.
DATE: October 16, 2013.	By: /s/ Jeremy G. Driver Jeremy G. Driver President, Chief Executive Officer and a director

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